                                                                 EXHIBIT (a)(24)

                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

     AMERICAN  CENTURY WORLD MUTUAL FUNDS,  INC., a Maryland  corporation  whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland
that:

     FIRST:  The  Corporation  is  registered  as an open-end  company under the
Investment Company Act of 1940.

     SECOND: Pursuant to authority expressly vested in the Board of Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation,  the Board of Directors of the  Corporation  has (i)  established B
Class shares and R Class shares of the Emerging  Markets Fund and (ii) increased in some cases and  decreased in some cases the number of shares of capital stock of certain series that the Corporation has authority to issue in accordance with
Section 2-105(c) of the Maryland General Corporation Law (the "Reallocation").

     THIRD:  Immediately  prior  to the  Reallocation  the  Corporation  had the authority  to issue  Three  Billion  (3,000,000,000)  shares of  capital  stock.
Following the  Reallocation,  the  Corporation  has the authority to issue Three
Billion (3,000,000,000) shares of capital stock.

     FOURTH:  The par value of shares of the Corporation's  capital stock before the Reallocation was, and after the Reallocation is, One Cent ($0.01) per share.

     FIFTH:  Immediately prior to the  Reallocation,  the aggregate par value of all  shares of stock that the  Corporation  was  authorized  to issue was Thirty
Million  Dollars  ($30,000,000).  After giving effect to the  Reallocation,  the aggregate par value of all shares of stock that the Corporation is authorized to issue is Thirty Million Dollars ($30,000,000).

     SIXTH:  Immediately  prior to the  Reallocation,  the eleven (11) Series of stock of the  Corporation  and the number of shares and  aggregate  par value of each was as follows:

SERIES                                 NO. OF SHARES      AGGREGATE PAR VALUE
------                                 -------------      -------------------
International Growth Fund              1,300,000,000          $13,000,000
International Discovery Fund             480,000,000            4,800,000
Emerging Markets Fund                    260,000,000            2,600,000
Global Growth Fund                       195,000,000            1,950,000
Life Sciences Fund                       115,000,000            1,150,000
Technology Fund                          115,000,000            1,150,000
International Opportunities Fund         110,000,000            1,100,000
International Stock Fund                 100,000,000            1,000,000
International Value Fund                 225,000,000            2,250,000
NT Emerging Markets Fund                  50,000,000              500,000
NT International Growth Fund              50,000,000              500,000

The par value of each share of stock in each Series is One Cent ($0.01) per share.

     SEVENTH:  Immediately  prior to the  Reallocation,  the  number  of  shares allocated  among  the duly  established  classes  of  shares  (each  hereinafter referred to as a "Class") of the eleven (11) Series of stock and  aggregate  par value of each class was as follows:

                                                   NUMBER OF SHARES    AGGREGATE
       SERIES NAME                CLASS NAME       AS ALLOCATED        PAR VALUE
       -----------                ----------       ----------------    ---------

International Growth Fund         Investor          1,000,000,000    $10,000,000
                                  Institutional       150,000,000      1,500,000
                                  Advisor             100,000,000      1,000,000
                                  R                     5,000,000         50,000
                                  C                    10,000,000        100,000
                                  A                    25,000,000        250,000
                                  B                    10,000,000        100,000

International Discovery Fund      Investor            400,000,000     $4,000,000
                                  Institutional        75,000,000        750,000
                                  Advisor               5,000,000         50,000

Emerging Markets Fund             Investor            200,000,000     $2,000,000
                                  Institutional        50,000,000        500,000
                                  Advisor               5,000,000         50,000
                                  C                     5,000,000         50,000

Global Growth Fund                Investor            150,000,000     $1,500,000
                                  Institutional         5,000,000         50,000
                                  Advisor               5,000,000         50,000
                                  A                    10,000,000        100,000
                                  B                    10,000,000        100,000
                                  C                     5,000,000         50,000
                                  R                    10,000,000        100,000

Life Sciences Fund                Investor            100,000,000     $1,000,000
                                  Institutional         5,000,000         50,000
                                  Advisor               5,000,000         50,000
                                  C                     5,000,000         50,000

Technology Fund                   Investor            100,000,000     $1,000,000
                                  Institutional         5,000,000         50,000
                                  Advisor               5,000,000         50,000
                                  C                     5,000,000         50,000

International Opportunities Fund  Investor            100,000,000     $1,000,000
                                  Institutional        10,000,000        100,000

International Stock Fund          Investor            100,000,000     $1,000,000

                                                   NUMBER OF SHARES    AGGREGATE
       SERIES NAME                CLASS NAME       AS ALLOCATED        PAR VALUE
       -----------                ----------       ----------------    ---------

International Value Fund          Investor             55,000,000       $550,000
                                  Institutional        55,000,000        550,000
                                  A                    55,000,000        550,000
                                  B                     5,000,000         50,000
                                  C                    50,000,000        500,000
                                  R                     5,000,000         50,000

NT Emerging Markets Fund          Institutional        50,000,000       $500,000

NT International Growth Fund      Institutional        50,000,000       $500,000

     EIGHTH: Pursuant to authority expressly vested in the Board of Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation,  the Board of  Directors of the  Corporation  has  allocated  Three
Billion  (3,000,000,000)  shares of the Three Billion  (3,000,000,000) shares of authorized  capital  stock of the  Corporation  among the eleven  (11) Series of stock of the Corporation as follows:

SERIES                               NO. OF SHARES         AGGREGATE PAR VALUE
------                               -------------         -------------------
International Growth Fund            1,300,000,000             $13,000,000
International Discovery Fund           480,000,000               4,800,000
Emerging Markets Fund                  260,000,000               2,600,000
Global Growth Fund                     195,000,000               1,950,000
Life Sciences Fund                     115,000,000               1,150,000
Technology Fund                        115,000,000               1,150,000
International Opportunities Fund       110,000,000               1,100,000
International Stock Fund               100,000,000               1,000,000
International Value Fund               225,000,000               2,250,000
NT Emerging Markets Fund                50,000,000                 500,000
NT International Growth Fund            50,000,000                 500,000

     NINTH:  Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of
Directors of the Corporation (a) has duly established Classes for each Series of the capital stock of the Corporation and (b) has allocated shares  designated to each Series in Article EIGHTH above among the Classes of shares.  As a result of the  Reallocation,  the  Classes of shares of the eleven (11) Series of stock of the  Corporation  and the number of shares and aggregate par value of each is as follows:

                                                   NUMBER OF SHARES    AGGREGATE
       SERIES NAME                CLASS NAME       AS ALLOCATED        PAR VALUE
       -----------                ----------       ----------------    ---------

International Growth Fund          Investor         1,000,000,000    $10,000,000
                                   Institutional      150,000,000      1,500,000
                                   Advisor            100,000,000      1,000,000
                                   A                   25,000,000        250,000
                                   R                    5,000,000         50,000
                                   C                   10,000,000        100,000
                                   B                   10,000,000        100,000

International Discovery Fund       Investor           400,000,000     $4,000,000
                                   Institutional       75,000,000        750,000
                                   Advisor              5,000,000         50,000

Emerging Markets Fund              Investor           185,000,000     $1,850,000
                                   Institutional       40,000,000        400,000
                                   A                   10,000,000        100,000
                                   C                    5,000,000         50,000
                                   R                   10,000,000        100,000
                                   B                   10,000,000        100,000

Global Growth Fund                 Investor           150,000,000     $1,500,000
                                   Institutional        5,000,000         50,000
                                   A                   15,000,000        150,000
                                   B                   10,000,000        100,000
                                   C                   10,000,000        100,000
                                   R                    5,000,000         50,000

Life Sciences Fund                 Investor           100,000,000     $1,000,000
                                   Institutional        5,000,000         50,000
                                   Advisor              5,000,000         50,000
                                   C                    5,000,000         50,000

Technology Fund                    Investor           100,000,000     $1,000,000
                                   Institutional        5,000,000         50,000
                                   Advisor             10,000,000        100,000

International Opportunities Fund   Investor           100,000,000     $1,000,000
                                   Institutional       10,000,000        100,000

International Stock Fund           Investor           100,000,000     $1,000,000

International Value Fund           Investor            55,000,000       $550,000
                                   Institutional       55,000,000        550,000
                                   A                   55,000,000        550,000
                                   B                    5,000,000         50,000
                                   C                   50,000,000        500,000
                                   R                    5,000,000         50,000

                                                   NUMBER OF SHARES    AGGREGATE
       SERIES NAME                CLASS NAME       AS ALLOCATED        PAR VALUE
       -----------                ----------       ----------------    ---------

NT Emerging Markets Fund          Institutional        50,000,000       $500,000

NT International Growth Fund      Institutional        50,000,000       $500,000

     TENTH:  Except as  otherwise  provided by the express  provisions  of these
Articles  Supplementary,  nothing herein shall limit, by inference or otherwise, the  discretionary  right of the Board of  Directors to  serialize,  classify or reclassify and issue any unissued  shares of any Series or Class or any unissued shares that have not been  allocated  to a Series or Class,  and to fix or alter all terms thereof,  to the full extent provided by the Articles of Incorporation of the Corporation.

     ELEVENTH: A description of the series and classes of shares,  including the
preferences,   conversion  and  other  rights,   voting  powers,   restrictions,
limitations  as to  dividends,  qualifications,  and  terms and  conditions  for redemption is set forth in the Articles of  Incorporation of the Corporation and
is not  changed by these  Articles  Supplementary,  except  with  respect to the creation and/or designation of the various Series.

     TWELFTH: The Board of Directors of the Corporation duly adopted resolutions dividing into Series and Classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles Supplementary.

     IN WITNESS WHEREOF,  AMERICAN  CENTURY WORLD MUTUAL FUNDS,  INC. has caused these Articles  Supplementary  to be signed and  acknowledged in its name and on its behalf by its Vice  President and attested to by its Assistant  Secretary on this 10th day of September, 2007.

                                       AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
ATTEST:

/s/ Otis H. Cowan                     By:  /s/ David H. Reinmiller
----------------------------------         -------------------------------------
Name:   Otis H. Cowan                      Name:   David H. Reinmiller
Title:  Assistant Secretary                Title:  Vice President

     THE  UNDERSIGNED  Vice  President of AMERICAN  CENTURY  WORLD MUTUAL FUNDS,
INC.,  who  executed  on  behalf  of said  Corporation  the  foregoing  Articles
Supplementary to the Charter,  of which this certificate is made a part,  hereby acknowledges,  in the name of and on behalf of said  Corporation,  the foregoing
Articles  Supplementary  to  the  Charter  to  be  the  corporate  act  of  said
Corporation,  and  further  certifies  that,  to  the  best  of  his  knowledge, information and belief,  the matters and facts set forth therein with respect to the approval  thereof are true in all material  respects  under the penalties of perjury.

Dated:  September 10, 2007                 /s/ David H. Reinmiller
                                           -------------------------------------
                                           David H. Reinmiller, Vice President